First Security Bank

March 24, 1999

On Stage Entertainment
4625 W. Nevso Dr., # 10
Las Vegas, NV  89103

Attn:  David Hope, President

Mr. Hope,

Based on the statements and representations in your Financial Statements and the supplementary exhibits presented, First Security Bank of Nevada (herein "FSBN") has approved the following options in to convert your line of credit to a term note. The loan is subject to the terms and conditions set forth as follows:

1.  BORROWER:   On Stage Entertainment Inc., fka Legends in Concert, Inc.

2.  GUARANTOR:  John W. Stuart

3.  SECURITY:

UCC-1 Financing Statements/Security Agreement on all fixtures, furniture and equipment in Georgia, North Carolina, New Jersey, South Carolina, Missouri and Nevada. This is cross-collateralization with First Security Leasing obligations.

4. PRINCIPAL AMOUNT: An amount not to exceed 899,679.16.

5.  INTEREST RATE:

Option One

The rate on the loan principal shall be at a variable rate of interest equal to Three Percent (3%) above the FSBN Prime Rate. First Security Bank's "prime rate" is its announced rate of interest used as a reference point from which it may calculate the cost of credit to customers. It is subject to change from time to time. FSBN may make loans bearing interest above, at, or below its prime rate.

TERM:   Seven (7) Months

Option Two

The rate on the loan principal shall be at a variable rate of interest equal to Four Percent (4%) above the FSBN Prime Rate. First Security Bank's "prime rate" is its announced rate of interest used as a reference point from which it may calculate the cost of credit to customers. It is subject to change from time to time. FSBN may make loans bearing interest above, at, or below its prime rate.

TERM:    Nine (9) Months

6. DEFAULT INTEREST RATE During the period of any default under the terms of the note securing the indebtedness, interest on the entire indebtedness then outstanding shall be charged, without notice to any borrower, at the rate of two percent (2%) per annum higher than the contract rate stipulated above (hereinafter referred to as the "Default Rate").

7. LATE CHARGE: In the event any payment required hereunder is received by FSBN fifteen (15) days after its due date, the late charge of Five percent (5%) of each overdue required payment (whether at the note rate or default rate) shall be charged for the purpose of defraying the expenses incident to handling said delinquent payment(s).

8. RESTRICTION ON USE OF FUNDS Conversion of Line of Credit to a Term Note (Options noted above)

9. LOAN CHARGE One percent (1%) of the principal amount prorated to the term of the note selected from the options. The fee is due and payable with the executed loan documents and is non-refundable

10. MONTHLY PAYMENTS: Monthly payments of principal plus interest based on a seven or nine month amortization, from the options noted above.

11. PREPAYMENT PENALTY: None.

12. DOCUMENTATION: The loan shall be evidenced by a Promissory Note to a form satisfactory to FSBN signed by each of the persons to whom the commitment is addressed and other persons designated in the commitment letter. This Promissory Note shall be secured by an appropriate Security Instrument selected by FSBN, and executed by all persons deemed by FSBN to have an interest in the collateral.

All of the foregoing documents, and all other instruments which FSBN shall require to consummate the loan, shall be in a form prepared by or satisfactory to FSBN.

14. BOOKS AND RECORDS, FINANCIAL STATEMENTS:

(A) In making this loan commitment, FSBN is relying on the financial condition of the borrower and any and all guarantors as represented in the application, and any supporting documents. If the security is income producing, FSBN is also relying on the security to generate records and accounts and to make such copies of the extracts thereof as FSBN shall desire.

(B) BORROWER'S FINANCIAL STATEMENTS: During the term of the loan, borrower and/or co-borrower must furnish or cause to be furnished to FSBN, within ninety
(90) days of the close of their respective fiscal years, the current signed financial statements (annual balance sheet and profit and loss statement) of each person or entity (borrower/co-borrower), as having been prepared in accordance with generally accepted accounting principles consistently applied.

15. MISCELLANEOUS.

(A) Time shall be of the essence in this commitment. No waiver of any of the terms and provisions of this commitment, and no waiver of any default or failure to comply with the commitment shall be effective unless made by FSBN in writing. All notices shall be in writing.

(B) So long as this commitment remains in force and effect, FSBN shall have the right to demand complete financial statements of any or all persons to be obligated to FSBN under this commitment.

(C) This commitment is conditioned upon continuation of the assets, liquidity, net worth and credit standing of all persons to be obligated to FSBN at substantially as favorable a level as disclosed initially by the financial statements and other credit information submitted to FSBN.

(D) If some of the borrowers, guarantors, or other persons obligated to FSBN under this commitment are a corporation, partnership, estate, joint venture, or other legal entity, then prior to closing FSBN shall be provided with appropriate resolutions or satisfactory evidences of authority, including an opinion of counsel documenting the right of the individuals acting for or on behalf of the entity to so act and bind the entity. Moreover, FSBN must receive satisfactory written evidence that any such entity is legally constituted and is permitted to transact business in the jurisdiction in which the security is situated.

(E) Reference herein matters being to the satisfaction of FSBN shall include the satisfaction of any legal course) engaged by FSBN.

(F) This commitment in which the provisions hereof are incorporated supersedes any and all other commitments, agreements, provisions, offers and statements whether written or oral, made by FSBN or anyone acting with its authorization. No change, amendment or modification hereof shall be valid unless made in writing and signed by a duly authorized officer of FSBN.

(G) Borrower authorizes FSBN to use borrower's name and provide any information regarding borrower in all reports required by any governmental body regulating FSBN.

(H) Borrower represents that there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or to the knowledge of borrower, threatened against or affecting the borrower which has not been disclosed to FSBN and which may involved the possibility of any judgment or liability not fully covered by insurance; materially or adversely affect any of the assets of the borrower or their right to carry on business as now conducted; or affect the continued employment of any officer, director or employee of borrower.

(I) Borrower and each guarantor hereby separately warrant to FSBN that all representations, circumstances, accounts, reports and all other information supplied to FSBN in connection with this loan are true and accurate in al material respects. Borrower and each guarantor agree that each separate warranty shall survive the closing of the loan and further agree to notify FSBN of any material change in any of the information submitted to FSBN.

16. CANCELLATION AND TERMINATION OF COMMITMENT BY FSBN.

FSBN reserves the right to cancel this commitment and to terminate its obligations thereunder at any time in any of the following circumstances:

(A) Failure of the borrower to comply with any of the provisions or conditions of the commitment; or

(B) Nonpayment within the prescribed time of any fees or expenses called for in the commitment; or

(C) Insufficiency of title or failure of FSBN to approve either the state of title to the security or any loan documents to it; or

(D) Damage to the improvements which has not been repaired or restored to the satisfaction of FSBN or for which satisfactory provisions for repair or restoration have not been made at the time FSBN is called upon to act pursuant to this commitment; or

(E) The filing by or against any borrowers, owners, or other persons required to execute any of the loan documents of any petition in bankruptcy, receiver or trustee or any assignment or arrangement for the benefit of creditors, which petition, appointment, assignment or arrangement is not withdrawn, dismissed, cancelled, or terminated prior to the expiration of this commitment; or

(F) Any change subsequent to the date of this commitment reasonably deemed by FSBN to be a material or substantial adverse change in the assets, liquidity, net worth or credit standing of any borrower or other person who shall become obligated to FSBN under this commitment; or

(G) The taking of a judgment against any borrower or guarantor which involves liability not covered by insurance.

17. ACCEPTANCE. An executed copy of the commitment shall be received by FSBN on or before March 25, 1999. In the event an accepted copy of the commitment has not been received by FSBN on or before April 10, 1999, the commitment shall be deemed to have lapsed and FSBN shall have no further obligation under this commitment. If this commitment is accepted as specified, all funds and documents necessary to consummate the loan must be filed of record no later than April 10, 1999, unless an extension is agreed to in writing by First Security Bank of Nevada.

In the event this commitment expires, or the loan is not closed, borrower shall pay all costs, expenses and fees required by FSBN.

18. APPLICABILITY OF TERMS AND CONDITIONS. All terms and conditions of this commitment letter shall remain in full force and effect through the term of the loan contemplated by this commitment.

19. APPLICABLE GOVERNING LAW. The laws of the State of Nevada shall govern the terms and conditions of this agreement and the loan contemplated hereby.

Very truly yours,
First Security Bank of Nevada

/S/ Carla C. Urwin
-------------------------------------
Carla C. Urwin

VP/Manager
Green Valley Business Financial Center



-------------------------------------------
Commitment Letter dated March 24, 1999


TO: First Security Bank of Nevada           DATE:  March 29, 1999

The undersigned hereby accept the foregoing offer. We acknowledge that we have read and understand the foregoing, and that a loan pursuant thereto shall be subject to the conditions described above.

We do hereby warrant that all facts and circumstances pertaining to the loan are as represented by us.

BORROWER

/S/ John W. Stuart
--------------------------------------
John W. Stuart